THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH SUCH ACT AND LAWS.

PROMISSORY NOTE

$846,830.89	November 16, 2007

FOR VALUE RECEIVED, the undersigned, TSSS, INC., a Delaware Corporation (the “Maker”), promises to pay in lawful money of the United States to the order of Jonathan Ilan Ofir, (the “Payee”) the principal sum of Eight Hundred Forty Six Thousand Eight Hundred and Thirty and 89/100 ($846,830.89) Dollars (the “Principal Amount”), or such lesser amount as may be outstanding from time to time, plus interest to accrue at the rate of one percent (1%) per month, no later than May 14, 2008 (the “Maturity Date”).

Maker shall have the right to prepay all or any portion of the then outstanding Principal Amount and accrued interest thereon at any time without penalty or premium. Simultaneously with any prepayment of principal, there must also be paid all interest accrued on the amount of principal so prepaid and all other sums then due hereunder or under any instrument, document or other writing now or hereafter securing or pertaining to this Promissory Note. All payments hereunder when paid shall be applied first to the payment of all accrued interest and the balance shall be applied to principal.

In case one or more of the following events (each, an “Event of Default”)(whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

a. Default in the payment, when due or declared due, of any principal or interest payments hereunder.

b. Maker makes a general assignment for the benefit of creditors; or, in the absence of such application, consent, acquiescence or action, a trustee, receiver or other custodian is appointed for Maker; or for a substantial part of the property of Maker; or any bankruptcy, reorganization, debt arrangement or other proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is authorized or instituted by, or instituted against, Maker; or any warrant of attachment or similar legal process is issued against any substantial part of the property of Maker.

c. Any representation or warranty made by Maker under the Purchase Agreement dated the date hereof, this Promissory Note or the Assignment and Indemnification Agreement (collectively, the “Transaction Documents”) shall be untrue or misleading in any material respect when made.

d. Maker shall have breached any of its covenants and agreements hereunder or in any of the Transaction Documents.

then, in each case where an Event of Default occurs, the Payee, by notice in writing to Maker shall inform Maker of such Event of Default and if such default is not cured within three business days from the date such notice is received by Maker, then Payee, may, at its option, declare the outstanding Principal Amount to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.

Upon the occurrence and continuance of an Event of Default (hereafter defined) (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), interest shall accrue on the unpaid balance of the Principal Amount at a rate of two percent (2%) per month (the “Default Interest Rate”).

Notwithstanding any provision contained herein, the total liability of Maker for payment of interest pursuant hereto, including late charges, shall not exceed the maximum amount of such interest permitted by law to be charged, collected, or received from Maker, and if any payments by Maker include interest in excess of such a maximum amount, Payee shall apply such excess to the reduction of the unpaid principal amount due pursuant hereto, or if none is due, such excess shall be refunded.

This Promissory Note shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the Maker and Payee.

All notices, requests, claims, demands and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given if delivered in person against written receipt, by facsimile transmission, overnight courier prepaid, or mailed by prepaid first class registered or certified mail, postage prepaid, return receipt requested to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section):

(a)	If to the Maker:

TSSS, Inc.

Telecopy:

(b)	If to Payee:

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, (iii) if delivered by overnight courier to the address as provided in this Section, be deemed given on the earlier of the first business day following the date sent by such overnight courier or upon receipt or (iv) if delivered by mail in the manner described above to the address provided in this Section, be deemed given on the earlier of the third business day following mailing or upon receipt.

No right or remedy herein conferred upon or reserved to Payee, Inc. is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

The undersigned hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Promissory Note, except as specifically provided herein, and assent to extensions of the time of payment, or forbearance or other indulgence without notice.

The undersigned shall pay all expenses, including reasonable attorney fees, incurred or paid by the holder of this Promissory Note in attempting to collect funds due under this Promissory Note. In the event that an action is instituted for the collection of this Promissory Note, the prevailing party shall be entitled to recover, at trial or on appeal, such sums as the court may adjudge reasonable as attorney fees, in addition to costs and necessary disbursements.

This Promissory Note is to be governed by and construed in accordance with the laws of the State of New York. In any action brought under or arising out of this Promissory Note, the Maker hereby consents to the in personam jurisdiction of any state or federal court sitting in New York, New York, waives any claim or defense that such forum is not convenient or proper, and consents to service of process by any means authorized by New York law.

TSSS, INC.

By:	/s/ Ofer Arbib
Name:	Ofer Arbib
Title:	Member of the Board